Exhibit 10.8

April 21, 2011

Logistics Insight Corp.	LGSI Equipment of Indiana, LLC
11355 Stephens Road	11355 Stephens Road
Warren, MI 48089	Warren, Ml 48089
Attn.: David Crittenden	Attn.: David Crittenden

LINC Logistics Company	Comerica Bank
11355 Stephens Road	28801 Groesbeck Hwy
Warren, MI 48089	Roseville, MI 48066
Attn.: David Crittenden	Attn.: William Scarborough

Re:	Credit Facilities from Fifth Third Bank (“Existing Lender”) to Logistics Insight Corp. (“Logistics Insight”), LGSI Equipment of Indiana, LLC (“LGSI Indiana”), and LINC Logistics Company (“LINC Logistics”) (collectively, “Credit Parties”)

Gentlemen:

Reference is made to the following documents (collectively, “Financing Documents”):

(a) Loan and Security Agreement dated December 18, 2006 among Existing Lender, LGSI Indiana, and LGSI Equipment of Wyoming, Inc. (“LGSI Wyoming”) (“Loan and Security Agreement”);

(b) Promissory Note in the original principal amount of $6,426,185.83 dated January 24, 2008 made by LGSI Indiana to the order of Existing Lender and Promissory Note in the original principal amount of $697,000 dated January 28, 2009 made by LGSI Indiana to the order of Existing Lender (collectively, “LGSI Indiana Notes”);

(c) Restated Business Loan Agreement dated May 19, 2009 between Existing Lender and Logistics Insight, as amended by Amendment Agreement No. 1 dated August 18, 2009 and Amendment Agreement No. 2 dated September 10, 2010 (collectively, “Logistics Insight Loan Agreement”);

(d) Promissory Note in the original principal amount of $6,000,000.00 dated May 19, 2009 made by Logistics Insight to the order of Existing Lender (“Logistics Insight Revolving Note”) and Promissory Note in the original principal amount of $9,000,000.00 dated May 19, 2009 made by Logistics Insight to the order of Existing Lender (collectively, “Logistics Insight Notes”); and

(e) Guaranty dated May 19, 2009 by LINC Logistics to Existing Lender (“Guaranty”).

We understand that, on the Payoff Date (as hereinafter defined), Credit Parties expect to obtain refinancing (the “Refinancing”) from Comerica Bank and other lenders (“New Lenders”) for the purpose of repaying in full all of the obligations and liabilities of Credit Parties to Existing Lender under or in respect of the Financing Documents (the “Existing Lender Obligations”); provided, however, that the obligations of LGSI Wyoming under the Loan and Security Agreement are not included in the definition of Existing Lender Obligations and shall remain in full force and effect.

Logistics Insight Corp., LGSI Equipment of Indiana, LLC, and LINC Logistics Company

Comerica Bank

April 21, 2011

1. This letter will confirm that, upon receipt by Existing Lender of:

(a.) no later than 2:00 p.m., Eastern Daylight Time, on April 21, 2011, wire transfers of immediately available funds to Existing Lender in the aggregate amounts of $2,321,312.06 with respect to the LGSI Indiana Notes, subject to adjustment as set forth in this paragraph 1 (as so adjusted, “LGSI Indiana Payoff Amount”), and in the aggregate amount of $3,760,884.28, subject to adjustment as set forth in this paragraph 1 (as so adjusted, “Logistics Insight Payoff Amount”) (collectively, “Payoff Amount”) consisting of:

(i.)	$2,319,268.90 in respect of unpaid principal outstanding under the LGSI Indiana Notes (assuming no further loans or repayments are made);

(ii.)	$2,043.16 in respect of accrued and unpaid interest on the unpaid principal amount under the LGSI Indiana Notes, assuming no changes in applicable interest rates and no changes in the outstanding principal amount (the per diem accrual of such interest being $102.34 per day);

(iii.)	$3,750,000.00 in respect of unpaid principal outstanding under the Logistics Insight Notes (assuming no further loans or repayments are made);

(iv.)	$10,062.68 in respect of accrued and unpaid interest on the unpaid principal amount under the Logistics Insight Notes, assuming no changes in applicable interest rates and no changes in the outstanding principal amount (the per diem accrual of such interest being $494.06 per day); and

(v.)	$821.60 in respect of a flat fee owed in respect of the Logistics Insight Revolving Note;

(b.) fully-executed counterparts of the Termination of Debt Subordination Agreement in form attached to this letter as Exhibit “A” and the Termination of Cross-Default, Cross Collateralization and Security Agreement in form attached to this letter as Exhibit “B”; and

(c.) a fully-executed counterpart of this letter agreement signed by Credit Parties,

(the date on which all of the foregoing conditions shall first be satisfied herein called the “Payoff Date”), all of the Existing Lender Obligations shall be terminated and satisfied in full and the Logistics Insight Loan Agreement and the other Loan Documents, as defined therein (including, without limitation, the Guaranty), shall be of no further force or effect. If the assumptions set forth above with respect to the calculation of the Payoff Amount are not correct, we will so advise Credit Parties and New Lenders and notify each of them in writing on or before the Payoff Date of the adjusted figure for the Payoff Amount, reflecting the appropriate changes in the amounts. Upon receipt of the LGSI Indiana Payoff Amount and the Logistics Insight Payoff Amount in accordance with the foregoing and satisfaction of the other conditions referred to above, Existing Lender agrees to release, on and with effect from the Payoff Date, all of its security interests, mortgage interests and liens created as security for the Existing Lender Obligations; provided, however, that the security interests and liens on the assets of LGSI Wyoming securing all of its obligations to Existing Lender, whether under the Loan and Security Agreement, the

Logistics Insight Corp., LGSI Equipment of Indiana, LLC, and LINC Logistics Company

Comerica Bank

April 21, 2011

Promissory Note in the original principal amount of $17,801,747.01 dated January 24, 2008 made by LGSI Wyoming to Existing Lender, or otherwise (collectively, “LGSI Wyoming Obligations”), shall remain in full force and effect and will not be released. The principal amount of the LGSI Wyoming Obligations as of April 20, 2011 is $5,759,941.30.

2. Please transfer, by wire transfer of immediately available funds, for receipt no later than 2:00 p.m., Eastern Daylight time, on April 23, 2011:

(a.) the LGSI Indiana Payoff Amount to Fifth Third Bank, ABA# 042000314, Account # 7510001105, Obligor Name: LGSI Equipment of Indiana, Attn: Cussandra McAfee, Phone: 248-603-0595; and

(b.) the Logistics Insight Payoff Amount to Fifth Third Bank, ABA# 042000314, Account # 7510001105, Obligor Name: Logistics Insight Corp., Attn: Cussandra McAfee, Phone: 248-603-0595, by wire transfer of immediately available funds, for receipt no later than 2:00 p.m., Eastern Daylight time, on the Payoff Date.

3. The commitments of Existing Lender to make loans under the Financing Documents are terminated as of the Payoff Date.

4. To the extent that any payments or proceeds heretofore received by Existing Lender, or any part of such payments, shall be subsequently invalidated, declared to be fraudulent, a fraudulent conveyance, or preferential, set aside and/or required to be repaid to a trustee, receiver, debtor in possession, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that such payment or proceeds received by Existing Lender are rescinded or must be otherwise restored by Existing Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the obligations or part thereof which were intended to be satisfied, and all rights of Existing Lender with respect to such obligations, shall be revived and continue in full force and effect, as if such payment or proceeds had never been received by Existing Lender, and this letter shall in no way impair the claims of Existing Lender with respect to such revived obligations. Notwithstanding the foregoing, the security interests and mortgage interests of the Existing Lender terminated in connection with this letter agreement shall not be reinstated by the operation of this paragraph.

5. Existing Lender acknowledges and agrees that, upon satisfaction of the conditions referred to in Paragraph 1 above, (a) within three business days, it shall file the Uniform Commercial Code termination statements attached to this letter as Exhibit “C” and shall execute and record the Discharge of Mortgage attached to this letter as Exhibit “D”, (b) within twenty days of the date that certificates of title for vehicles and titled equipment owned by Logistics Insight and LGSI Indiana are delivered or made available to Existing Lender, it shall execute and deliver such documents as are necessary to evidence the release of its security interest and lien set forth on such titles, and (c) within ten business days, it shall return the LGSI Indiana Notes, the Logistics Insight Notes and the Guaranty to the respective Credit Parties.

6. Existing Lender shall execute and deliver to or for Credit Parties or New Lenders such additional documents and shall provide additional information as Credit Parties or New Lenders may reasonably require to carry out the terms of this letter agreement.

7. Notwithstanding anything to the contrary in the Loan and Security Agreement or in any other document or instrument evidencing or relating to the LGSI Wyoming Obligations (collectively, the

Logistics Insight Corp., LGSI Equipment of Indiana, LLC, and LINC Logistics Company

Comerica Bank

April 21, 2011

“LGSI Wyoming Financing Documents”), effective upon the satisfaction of the conditions set forth in paragraph 1, Existing Lender hereby consents to the financing under a certain Revolving Credit and Term Loan Agreement to be entered into between LINC Logistics Company and Comerica Bank, as Agent, and the “Lenders”, as defined therein, in an original amount to be determined (but expected to be $95,000,000 or more, with options to increase the borrowing amount thereunder), which will involve LGSI Wyoming as a party to the Guaranty and the Security Agreement pursuant thereto (but excluding the grant of a security interest in the equipment which constitutes security for the LGSI Wyoming Obligations) (“Comerica Transaction”). Further, Existing Lender consents to LGSI Wyoming no longer maintaining its general depository relationship with Existing Lender upon the closing of the Comerica Transaction. This provision is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the Comerica Transaction which would otherwise be a violation of the terms and conditions of the LGSI Wyoming Financing Documents.

8. Each Credit Party acknowledges that the amounts referred to in Paragraph 1 above are enforceable obligations of it owed to Existing Lender pursuant to the provisions of the Financing Documents and confirms its agreement to the terms and provisions of this letter by returning to Existing Lender a signed counterpart of this letter. This letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

9. Each Credit Party acknowledges and agrees that it shall indemnify and hold Existing Lender harmless from and against any and all costs, damages, judgments, reasonable attorney’s fees on a time and charges basis, expenses, obligations and liabilities of any kind or nature which Existing Lender may incur or sustain in connection with or arising out of this letter to the extent that it would have been required to indemnify Existing Lender under the Loan and Security Agreement or the Logistics Insight Loan Agreement, as applicable.

Very truly yours,

FIFTH THIRD BANK

By:
		Name:	John M. Bebb
		Title:	V.P.
Agreed to by the undersigned:

Logistics Insight Corp.		LGSI Equipment of Indiana, LLC

By:		By:
Name:	H. E. Wolfe	Name:	DAVID A. CRITTENDEN
Title:	President	Title:	PRESIDENT

LINC Logistics Company

By:
Name:	DAVID A. CRITTENDEN
Title:	CFO

EXHIBIT “A”

Termination of Debt Subordination Agreement

TERMINATION OF DEBT SUBORDINATION AGREEMENT

(Fifth Third Bank)

This Termination of Debt Subordination Agreement (“Termination Agreement”) is entered into by the undersigned parties this      day of April, 2011.

This Termination Agreement is based upon the following recitals:

A. On May 19, 2009, a certain Debt Subordination Agreement was entered into by CenTra, Inc., as “Creditor,” LINC Logistics Company, as “Guarantor,” Fifth Third Bank, as “Lender” and Logistics Insight Corp., as “Borrower.”

B. Subsequent to the date of the Debt Subordination Agreement, the Junior Debt, as defined therein, was assigned and transferred to DIBC Investments, Inc. (“Investments”), a Michigan corporation, subject to the terms of the Subordination Agreement (which Investments agreed to assume).

C. On the date hereof, the Borrower has repaid to the Creditor the “Superior Debt,” as defined in the Debt Subordination Agreement, and the parties have agreed to enter into this Termination Agreement in order to evidence the termination of the Debt Subordination Agreement.

NOW, THEREFORE, in consideration of the premises, and the repayment of the Superior Debt by Borrower to Lender, the undersigned agree that:

1. Effective upon the satisfaction of the conditions set forth in paragraph 1 of the payoff letter dated April     , 2011 from Bank to Borrower, LGSI Equipment of Indiana, LLC, and Guarantor: (a) the Debt Subordination Agreement will be deemed terminated and of no further force and effect and (b) Investments will be authorized to cross out and delete the legend required by Section 2(c) of the Subordination Agreement placed on the promissory note evidencing the Junior Debt.

2. By its signature below, Fifth Third Bank, an Ohio banking corporation, represents that it is the successor by merger to Fifth Third Bank, a Michigan banking corporation.

3. This Agreement shall be governed by Michigan law.

“Investments”
DIBC INVESTMENTS, INC., a Michigan corporation

By:
Peter Farah, President

“Lender”
FIFTH THIRD BANK, an Ohio banking Corporation (successor by merger with Fifth Third Bank, a Michigan banking Corporation)

By:

Its:

LINC LOGISTICS COMPANY, a Michigan corporation

By:

Its:

LOGISTICS INSIGHT CORP., a Michigan corporation

By:

Its:

CenTra, Inc., a Delaware corporation

By:

Its:

687053

EXHIBIT “B”

Termination of Cross-Default, Cross Collateralization and Security Agreement

TERMINATION OF CROSS-DEFAULT, CROSS COLLATERALIZATION AND SECURITY AGREEMENT

(Fifth Third Bank)

This Termination of Cross-Default, Cross Collateralization and Security Agreement (“Termination Agreement”) is entered into by the undersigned parties this 21st day of April, 2011.

This Termination Agreement is based upon the following recitals:

A. On May 19, 2009, a certain Cross-Default, Cross Collateralization and Security Agreement (“Crossing Agreement”) was entered into by LINC Logistics Company, as “Guarantor A,” Fifth Third Bank, as “Bank,” Logistics Insight Corp., as “Borrower A” and “Purchaser,” and LGSI Equipment of Indiana, LLC (“Indiana”) and LGSI Equipment, Inc. of Wyoming (“Wyoming”), collectively as “Borrower B.” Borrower A and Purchaser shall be referred to herein for simplicity as “Borrower A.” All capitalized terms not defined herein shall have the meanings therefor set forth in the Crossing Agreement.

B. On the date hereof, Borrower A and Indiana have, respectively, repaid to the Bank all amounts owed by them regarding the Loan A Indebtedness and the Loan B Indebtedness, resulting in Wyoming and Borrower A, in its capacity as Purchaser, being the only parties remaining indebted to Bank (as to Wyoming’s portion of the Loan B Indebtedness). Accordingly, the parties have agreed to enter into this Termination Agreement in order to evidence the termination of the Crossing Agreement.

NOW, THEREFORE, in consideration of the premises, and the repayment of the Loan A Indebtedness by Borrower A and its portion of the Loan B Indebtedness by Indiana to Bank, the undersigned agree that:

1. Effective upon the satisfaction of the conditions set forth in paragraph 1 of the payoff letter dated April 21, 2011 from Bank to Borrower A, Indiana, and Guarantor A, the Crossing Agreement will be deemed terminated and of no further force and effect.

2. By its signature below, Fifth Third Bank, an Ohio banking corporation, represents that it is the successor by merger to Fifth Third Bank, a Michigan banking corporation.

[signature page follows]

3. This Termination Agreement shall be governed by Michigan law.

LGSI EQUIPMENT OF INDIANA, LLC			LGSI EQUIPMENT, INC. OF WYOMING

By:			By:

	Its:			Its:

FIFTH THIRD BANK, an Ohio banking Corporation (successor by merger with Fifth Third Bank, a Michigan banking Corporation)			LINC LOGISTICS COMPANY, a Michigan corporation

By:			By:
John M. Bebb
	Its:	Vice President		Its:

LOGISTICS INSIGHT CORP., a Michigan corporation

By:

Its:

686573

EXHIBIT “C”

UCC TERMINATIONS

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Tammy Christen 313-496-8421
B. SEND ACKNOWLEDGMENT TO: (Name and Address)
Tammy Christen
Miller, Canfield, Paddock and Stone 150 W. Jefferson, Suite 2500 Detroit, MI 48226

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE # Liber 20022, Page 960				1b. ☑	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.
2.	☑ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3.

☐  CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4.	☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.
5.

AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

	☐ CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.		☐ DELETE name: Give record name to be deleted in item 6a or 6b.	☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).
6.	CURRENT RECORD INFORMATION:
OR	6a. ORGANIZATION’S NAME

	6b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7.	CHANGED (NEW) OR ADDED INFORMATION:
OR	7a. ORGANIZATION’S NAME

	7b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD’L INFO RE	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR					☐ NONE
8.	AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.
OR	9a. ORGANIZATION’S NAME Fifth Third Bank
	9b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

10. OPTIONAL FILER REFERENCE DATA File in Macomb County, MI 066153-Logistics Insight			18988023

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Tammy Christen 313-496-8421
B. SEND ACKNOWLEDGMENT TO: (Name and Address)
Tammy Christen
Miller, Canfield, Paddock and Stone 150 W. Jefferson, Suite 2500 Detroit, MI 48226

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE # 200700002929738				1b. ☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.
2.	☑ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3.

☐  CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4.	☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.
5.

AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

	☐ CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.		☐ DELETE name: Give record name to be deleted in item 6a or 6b.	☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).
6.	CURRENT RECORD INFORMATION:
OR	6a. ORGANIZATION’S NAME

	6b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7.	CHANGED (NEW) OR ADDED INFORMATION:
OR	7a. ORGANIZATION’S NAME

	7b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD’L INFO RE	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR					☐ NONE
8.	AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.
OR	9a. ORGANIZATION’S NAME Fifth Third Bank
	9b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

10. OPTIONAL FILER REFERENCE DATA File in Indiana 066153-Logistics Insight 18988009

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Tammy Christen 313-496-8421
B. SEND ACKNOWLEDGMENT TO: (Name and Address)
Tammy Christen
Miller, Canfield, Paddock and Stone 150 W. Jefferson, Suite 2500 Detroit, MI 48226

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE # 2009076218-1				1b. ☐	This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS.
2.	☑ TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3.

☐  CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4.	☐ ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.
5.

AMENDMENT (PARTY INFORMATION): This Amendment affects ☐ Debtor or ☐ Secured Party of record. Check only one of these two boxes.

Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

	☐ CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.		☐ DELETE name: Give record name to be deleted in item 6a or 6b.	☐ ADD name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).
6.	CURRENT RECORD INFORMATION:
OR	6a. ORGANIZATION’S NAME

	6b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7.	CHANGED (NEW) OR ADDED INFORMATION:
OR	7a. ORGANIZATION’S NAME

	7b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

7c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

7d. SEE INSTRUCTIONS	ADD’L INFO RE	7e. TYPE OF ORGANIZATION	7f. JURISDICTION OF ORGANIZATION	7g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR					☐ NONE
8.	AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral ☐ deleted or ☐ added, or give entire ☐ restated collateral description, or describe collateral ☐ assigned.

9.	NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here ☐ and enter name of DEBTOR authorizing this Amendment.
OR	9a. ORGANIZATION’S NAME Fifth Third Bank
	9b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

10. OPTIONAL FILER REFERENCE DATA File in Michigan 066153-Logistics Insight 18987969

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02)

EXHIBIT “D”

DISCHARGE OF MORTGAGE

(Space Above This Line is for Recording Information)

DISCHARGE OF MORTGAGE

The instrument identified below made by LINC Logistics Company, a Michigan corporation, of 11355 Stephens Road, Warren, Michigan 48089, as mortgagor, to Fifth Third Bank, an Ohio banking corporation, as successor by merger to Fifth Third Bank, a Michigan banking corporation, of 1000 Town Center, Suite 1500, Southfield, Michigan 48075, as mortgagee:

Commercial Mortgage dated May 19, 2009 and recorded on May 28, 2009, in Liber 19805, Page 555, of Macomb County Records

is discharged.

Dated: April     , 2011

FIFTH THIRD BANK

By:
Name: John M. Bebb Its: Vice President

State of Michigan

County of

The foregoing instrument was acknowledged before me on April     , 2011, by John M. Bebb, the Vice President of Fifth Third Bank, an Ohio banking corporation, as successor by merger to Fifth Third Bank, a Michigan banking corporation, on behalf of the Bank.

Name:

Notary Public, State of Michigan, County of

My Commission expires:

Acting in the County of

Drafted by and When Recorded Return To:

David R. Mitchell

Miller, Canfield, Paddock, and Stone, P.L.C.

150 West Jefferson Avenue, Suite 2500

Detroit, Michigan 48226-4415

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) is made on December 18, 2006, between FIFTH THIRD BANK, a Michigan banking corporation, whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075 (“Bank”), and LGSI EQUIPMENT OF INDIANA, LLC, an Indiana limited liability company (“LGSI Indiana”) and LGSI EQUIPMENT, INC. OF WYOMING, a Wyoming corporation (“LGSI Wyoming”), whose addresses are 12225 Stephens, Warren, Michigan 48089 (collectively, “Borrower”).

BACKGROUND:

Borrower desires to borrow, from time to time, certain sums of money from Bank on the terms and conditions as hereinafter set forth. Bank is willing to lend sums to Borrower, provided Borrower complies with all terms and conditions hereinafter set forth.

AGREEMENT:

1. DEFINITIONS:

In this Agreement and in the Collateral Documents, the following words, phrases, and expressions shall have the respective meanings attributed to them, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined.

1.1 “Affiliate” means any individual, corporation, association, partnership or other entity which controls or is controlled by or is under common control with the Borrower. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) means possession of the power to direct or cause the direction of the management and policies of the Borrower, or any other Person, through the direct or indirect ownership of a majority interest in voting securities.

1.2 “Agreement” means this Loan and Security Agreement, and all amendments, modifications and extensions hereto, and restatements thereof.

1.3 “Bank” means Fifth Third Bank, a Michigan banking corporation.

1.4 “Borrower” means LGSI Equipment of Indiana, LLC, a Michigan limited liability company, and LGSI Equipment, Inc. of Wyoming, a Wyoming corporation.

1.5 “Business Days” means a day on which the commercial loan department of the Bank is open for normal commercial business transactions, and, whenever the Notes bear interest determined by reference to LIBOR, relative to any determination of the date the Notes are made or continued, or of the date any required notice is to be given or LIBOR rate determination is to be made, a day on which dealings in U.S. dollar currency are carried on in the London interbank market.

1.6 “Collateral” means any and all now or hereafter existing Eligible Equipment refinanced by, or purchased with, the proceeds of the Loan and all accessions, accessories, parts, attachments, additions, substitutions and replacements of any of the foregoing, used or intended for use in connection with any of the foregoing, and further including all proceeds from any sale or other disposition thereof; provided, however, that Bank is not entitled to the proceeds of any item of Collateral for which Bank’s security interest has been released in accordance with Section 5 of this Agreement.

1.7 “Collateral Documents” means any and all documents, instruments, notes, agreements, purchase and sale agreements, and written memoranda, referred to in this Agreement or referred to in any of the foregoing, or executed in connection herewith or therewith, now or hereafter existing, and specifically, but not by way of limitation, those documents identified in Section 6 hereof and the Acceptance Certificate (as defined in Section 9.5 below).

1.8 “Consistent Basis” means, in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

1.9 “Conversion Date” means the date the Equipment Loan converts to a term loan as provided in Section 4 of this Agreement.

1.10 “Cure Period” means with respect to an Event of Default requiring a Notice of Default:

(a) fifteen (15) Business Days following the Receipt Date of the Notice of Default with respect to a Monetary Event of Default; and

(b) thirty (30) Business Days following the Receipt Date of the Notice of Default with respect to a Non-Monetary Event of Default.

1.11 “Eligible Equipment” means Equipment that meets the following criteria:

(a) Ownership: It is owned by Borrower free of all encumbrances and security interests, and are not subject to a vendor’s purchase money security interest or Equipment held by Borrower on consignment;

(b) Other Financing: No financing statement or other lien is on file, or on the Certificate of Title evidencing ownership of such Equipment, covering it or its products or proceeds, except in favor of Bank;

(c) Documents: The ownership of such Equipment is, subject to Section 2.2 of this Agreement, evidenced by a Certificate of Title, and Bank’s lien has been noted on such Certificate of Title, and such Certificate of Title (or the application therefor) has been recorded with the appropriate governmental agency issuing such Certificate of Title; provided, however, that if the ownership of the Equipment is not customarily evidenced by a Certificate of Title (such as an item of Equipment that is a forklift), then Bank’s lien on such non-titled

Equipment shall be evidenced by a UCC-1 Financing Statement which Bank is authorized to file after review and approval by Borrower, which approval shall not be unreasonably withheld, delayed or conditioned;

(d) Condition: It is in good condition and not purchased or held for sale;

(e) Type: It is to be used and operated by Borrower in the conduct of its business; and

(f) Security: Bank has a valid, enforceable, first, prior and perfected security interest and lien priority with respect thereto, including all proceeds. Bank is not entitled to the proceeds of any item of Collateral for which Bank’s security interest has been released in accordance with Section 5 of this Agreement.

1.12 “Eligible New Equipment” means: (i) Eligible Equipment which has been acquired by Borrower after the date hereof, which has been delivered from the manufacturer thereof (or its selling agent) and has not been placed in service (as that term is used in the Internal Revenue Code of 1986, as amended) by any party; and (ii) Eligible Equipment that has been purchased by Borrower no earlier than 180 days prior to the date hereof and that has been delivered from the manufacturer thereof (or its selling agent) and has not been placed in service (as that term is used in the Internal Revenue Code of 1986, as amended) by any party other than Borrower, Borrower’s lessee or the manufacturer thereof (or its selling agent).

1.13 “Eligible Used Equipment” means Eligible Equipment acquired by Borrower, whether prior to or after the date hereof, which is not Eligible New Equipment.

1.14 “Environmental Laws” means all laws, regulations, and rules of the United States of America, the States of Michigan, Indiana, Wyoming, or state of organization of any Subsidiary (as defined in Section 9.5 below) and local authorities which pertain to the environment, including but not limited to, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.) and Michigan Natural Resources and Environmental Protection Act (MCL 324.101, et seq.) as each of said statutes have been or are hereafter amended, together with all rules and regulations promulgated by the Environmental Protection Agency and Michigan Departments of Natural Resources and Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Agreement and as may be enacted.

1.15 “Equipment” means: (i) trucks, trailers, tractors and all equipment used for freight hauling or freight handling, the ownership of which is evidenced by a Certificate of Title; and (ii) equipment used for freight hauling or freight handling, the ownership of which is not evidenced by a Certificate of Title, such as a forklift.

1.16 “Equipment Loan Base” means the aggregate amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

1.17 “Event of Default” means the occurrence of any event, act, omission, breach, failure, violation or other non-observance or non-performance by Borrower of any covenant, condition, agreement, duty, provision, or undertaking under this Agreement or any other agreement or document executed in connection herewith, including without limitation, any Note, which would constitute a Matured Event of Default after the greater of the following: (i) the lapse of time applicable thereto during which the same may be performed in accordance with the terms of this Agreement or the Collateral Documents; or (ii) the giving of a required Notice of Default and failure to cure in full within the applicable Cure Period.

1.18 “GAAP” means those principles set forth in Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support and are applicable in the circumstances as of the date of the report; provided, however, that with respect to the calculation of the financial covenants under this Agreement, such calculations shall be substantially in accordance with applicable Interstate Commerce Commission regulations, but nevertheless to the extent possible, substantially consistent with GAAP (as hereinabove defined).

1.19 “Indebtedness” means:

(a) all indebtedness, obligations and liabilities of the Borrower under the Loan extended pursuant to this Agreement or in the Notes, of whatsoever kind, nature and description, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired;

(b) all present and future Money Advances made by Bank in connection with this Agreement or the Notes, and whether made at Bank’s option or otherwise, and the Loans and all Notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time;

(c) all future advances made by Bank for the protection or preservation of Bank’s rights and interests in the Collateral, or arising under this Agreement or the Collateral Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorneys fees on a time and charges basis;

(d) all reasonable costs and expenses incurred by Bank in connection with or arising out of the protection, enforcement or collection of any of the foregoing, including, without limitation, reasonable attorney fees on a time and charges basis; and

(e) all costs and expenses incurred by Bank in connection with, or arising out of, the sale, disposition, liquidation or other realization, including, but not limited to, the taking, retaking or holding, and all proceedings (judicial or otherwise) of the Collateral, including, without limitation, reasonable attorney fees on a time and charges basis.

1.20 “Interest Period” means, with respect to any Fixed LIBOR Loan Segment (as defined in the Notes), the period beginning on the Effective Date (as defined in the Notes) of that Fixed LIBOR Loan Segment and ending on the date 30 days after that date, except that each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, if that next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day.

1.21 “LIBOR” means the London Interbank Offered Rate, determined for any Interest Period as the arithmetic mean, truncated to the nearest one one-hundredth of a percent, of interbank interest rates offered by major banks in the London, United Kingdom market at 11:00 a.m. London Time, for U.S. dollar denominated deposits on deposit for a period of time equal to the Interest Period, as referenced and reported 2 Business Days prior to the Effective Date of that rate by one of the following sources, selected by Bank on an availability basis in descending order of priority: (i) the Telerate System “Page 3750” report of such interest rates as determined by the British Bankers Association; (ii) the Telerate Systems “LIBOR Page” report of such interest rates as determined by Reuter’s News Service; (iii) The Wall Street Journal report of that interest rate; or (iv) any other generally accepted authoritative source as Bank may reference.

1.22 “Loan” or “Loans” means: (i) the Equipment Loan [as defined in Section 2.1 (a), below] and any Money Advances made thereunder; (ii) the Term Loan (as defined below); and (iii) the Notes.

1.23 “Matured Event of Default” means any Event of Default which remains uncured in full after the later of:

(a) the lapse of time applicable thereto during which the same may be performed in accordance with the terms of this Agreement or the Collateral Documents; or

(b) the giving of a required Notice of Default and failure to cure in full within the applicable Cure Period.

1.24 “Maturity Date” means the date and time when the entire remaining unpaid principal balance of the amounts due under this Agreement or any Note is or becomes due and payable for any reason, including, but not limited to, acceleration under Section 12.1 of this Agreement and the occurrence of the Termination Date.

1.25 “Monetary Event of Default” means any Event of Default which may be cured by the payment of money.

1.26 “Money Advance” means a loan or disbursement of money by Bank, or any other advance of credit by Bank, to or for the account of Borrower hereunder.

1.27 “Moroun Family Shareholders” means M. J. Moroun and M. T. Moroun, or trusts for their benefit.

1.28 “Non-Monetary Event of Default” means any Event of Default which may not be cured by the payment of money.

1.29 “Note” or “Notes” means any note evidencing any Money Advance under the Loan, including any referred to in this Agreement or the Collateral Documents, now or hereafter executed by Borrower, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time, including, without limitation, the Promissory Note of even date herewith in the original principal amount of $4,979,255.83 executed by LGSI Indiana and the Promissory Note of even date herewith in the original principal amount of $17,870,097.01 executed by LGSI Wyoming.

1.30 “Notice of Default” means that written notice of an Event of Default required to be given by Bank pursuant to Section 11.

1.31 “Person” means, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

1.32 “Plan” means an employee pension benefit plan or other plan with respect to which Borrower or any Affiliate is an “employer” or “party in interest”, as those terms are defined in ERISA.

1.33 “Rate Management Agreement” means any agreement, device or arrangement evidencing any Rate Management Transaction (as defined herein) and any other agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, including without limitation any ISDA Master Agreement between the Borrower and the Bank [or any of its affiliates, including without limitation Fifth Third Bank, an Ohio banking corporation], and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

1.34 “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Bank [or any of its affiliates, including without limitation Fifth Third Bank, an Ohio banking corporation] which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or any other transaction which is governed by any ISDA Master Agreement between the Borrower and Bank [or any of its affiliates, including without limitation Fifth Third Bank, an Ohio banking corporation].

1.35 “Rate Management Obligation” means any and all obligations of Borrower to Bank [or any of its affiliates, including without limitation Fifth Third Bank, an Ohio banking corporation], whether absolute, contingent or otherwise and howsoever, and whensoever

(whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

1.36 “Receipt Date” means, with respect to a notice sent under this Agreement, a Note or any Collateral Document: (i) if notice is sent by facsimile or overnight mail, one business day after the day on which such facsimile or overnight mail delivery is sent; (ii) if a notice is sent by U.S. mail, 4 business days after which such notice is deposited in the U.S. mail; and (iii) if a notice is sent by hand delivery, the day on which the notice is delivered to the recipient.

1.37 “SWAP Rate” means the rate of interest pursuant to the Bank’s “SWAP” interest rate program as of the date of the interest rate is fixed, subject to the terms of the Bank’s standard Rate Management Agreement to be signed by the Borrower and Bank (or a Bank affiliate) at or prior to the date the interest rate is fixed.

1.38 “Term Loan First Payment Date” means the first day of the calendar month after the calendar month in which the Conversion Date occurs.

1.39 “Termination Date” means the later of: (i) January 2, 2009; or (ii) date not to exceed the 59th calendar month after the month in which the Term Loan First Payment Date occurs. For example, if the Conversion Date is November 6, 2007, and Borrower elects a 60 month term, the Term Loan First Payment Date is December 1, 2007, and the Termination Date is November 1, 2012.

1.40 “Title Holding State” means any state in which Equipment is purchased for which Bank is required under state law to hold the original Certificate of Title in order to (a) have a valid, enforceable, first and perfected security interest in such Equipment or (b) otherwise protect, enforce and/or preserve the security interest of Bank in such Equipment.

1.41 “Uniform Commercial Code” means Act 174 of the Michigan Public Acts 1962, as amended, and similar laws of the state of incorporation/organization of Borrower or any Subsidiary (as defined in Section 9.5 below), as applicable, and except as otherwise expressly provided herein all other terms shall have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the Uniform Commercial Code.

2. LOAN COMMITMENT:

Subject to the terms and conditions contained herein, and upon the condition that no Event of Default shall exist, Bank agrees that it shall fund the Loan pursuant to the following commitment:

2.1 Equipment Loan Commitment:

(a) Commitment: Bank agrees to make Money Advances to the Borrower in the aggregate amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in the aggregate, the proceeds of which are to be used to finance the purchase of or refinance the purchase of Eligible New Equipment and Eligible Used Equipment (the “Equipment Loan”), to be repaid in accordance with the Promissory Notes that Borrower, as applicable, must execute in connection with the Loan.

(b) Conditions: Subject to the terms and conditions contained in this Agreement, and upon the condition that no Event of Default shall then exist, and further provided all conditions precedent hereto or thereto have been met in the sole discretion of Bank as of the date of the request for the Money Advances hereunder, Bank agrees that it shall make the Money Advances to Borrower in accordance with the Advance Procedure set forth in Section 2.2 of this Agreement, which shall not exceed the Equipment Loan Base, and is not in excess of the sum of:

(i) One Hundred (100%) percent of the invoice price of or amount paid for the Eligible New Equipment; and

(ii) One Hundred (100%) percent of the invoice price of or amount paid for the Eligible Used Equipment.

Any sums outstanding at any time in excess of the Equipment Loan Base, or as otherwise herein restricted, shall be immediately repaid to Bank. Bank agrees that it shall make the Money Advances to Borrower, but not later than the Conversion Date.

2.2 Advance Procedure: The proceeds of each Money Advance must be used to purchase Eligible Equipment or to pay off other lenders for amounts owed on Equipment traded in for Eligible Equipment or with respect to the prior purchase of Eligible Equipment. At the time of each Money Advance, Borrower must: (i) submit a completed loan request on a form acceptable to Bank; and (ii) deliver to Bank a true and accurate copy of each invoice or other documents of transfer for Eligible Equipment (identifying said item as Eligible New Equipment or Eligible Used Equipment) being purchased by the use of the proceeds of the Money Advance requested. Money Advances requested by Borrower and approved by Bank will be either: (i) wired directly to the vendor of the Eligible Equipment for the purchase of Eligible Equipment chosen by Borrower; or (ii) wired to Borrower to reimburse Borrower for Eligible Equipment already purchased by Borrower (including, but not limited to, payoffs of previous financing for such Equipment) if Borrower meets all remaining conditions in this Agreement and in the Notes to the making of Money Advances. Within 10 business days of the date of each Money Advance, Borrower must: (i) properly note the lien of the Bank on the application for the Certificate of Title for each such item of Eligible Equipment purchased with the Money Advance; and (ii) provide proof of the notation of Bank’s lien on the Eligible Equipment for which a Money Advance has been made in the form of a photocopy of the application for Certificate of Title, which must be mailed to Bank on the date on which such application for Certificate of Title is submitted to the governmental agency processing such application. Upon reasonable notice to Borrower and during normal business hours, Bank may inspect Borrower’s records pertaining to Certificates of Title and applications for Certificates of Title pertaining to Collateral. Borrower must mail Bank photocopies of the Certificates of Title for Collateral that it receives from governmental agency issuing such Certificates of Title within 2 business days of receipt of same.

2.3 Conversion to Term Loan. On the Conversion Date, Bank will cease making Money Advances, and the entire unpaid principal balance and interest accrued thereon under this Agreement and any Note will be converted into a term loan (the “Term Loan”). Terms of payment of the Term Loan are set forth in Section 4 of this Agreement.

3. PAYMENTS; LOAN ACCOUNT.

3.1 Place and Application of Payments: Bank will invoice Borrower for amounts due in connection with Money Advances. Borrower must send payment for these invoices to Bank in the form of checks or other commercially reasonable method of payment. Time and manner of payment of these invoices will be set forth thereon. These invoices reflect amounts due under the Notes. Additional terms and conditions concerning the place and application of payments are set forth in the Notes.

3.2 Loan Account: Amounts due under the Loan shall be charged to a Loan Account in Borrower’s name on Bank’s books. Bank shall render to Borrower, from time to time a statement of the Loan Account, which shall be presumed to be correct and accepted by and binding upon Borrower, unless Bank receives a written statement of exception within 20 Business Days after such statement has been rendered. Bank shall credit to the Loan Account all payments made with respect thereto received by the Bank, such credits to be entered upon receipt of good U.S. Funds therefor. Such credits, however, are conditional upon final payment to the Bank at its own office in cash or solvent credits of all items giving rise to the credits and, if any item is not so paid, any credit given for it shall be reversed.

4. TERM LOAN

4.1 Terms. Provided no Event of Default has occurred, then at any time upon fifteen (15) days’ prior written notice to Bank (the “Borrower’s Notice”), Borrower may elect to extend the term of the Notes. Except as otherwise provided in this Section 4.1, in the event Borrower exercises its right to extend the term of the Notes, the interest rate shall be either the Available Interest Rate (as defined in the Notes) or the SWAP Rate, at the election of Borrower as provided in Borrower’s Notice. During each Term Loan Borrower must repay the entire unpaid principal balance plus interest accrued thereon under this Agreement and the Notes in: (i) a term not to exceed 59 equal monthly payments of principal and in any event based upon a 5 year fixed amortization of principal, beginning on the Term Loan First Payment Date and continuing on first day of each month for such term thereafter; (ii) plus monthly payments of interest accrued on the total outstanding principal balance of the Term Loan for such term; and (iii) on the Termination Date, a final balloon payment of the outstanding principal balance of the Term Loan plus interest accrued thereon.

Provided no Event of Default has occurred, in the event no election has been made by Borrower pursuant to a Borrower’s Notice by January 2, 2008, and January 2, 2009, as applicable, then the term of the Notes shall automatically be extended for a term of 60 months based upon the principal amount outstanding as of such date and Borrower must repay the entire unpaid principal balance plus interest accrued thereon under this Agreement and the Notes in: (i) a term not to exceed 59 equal monthly payments of principal and based upon a 5 year fixed amortization of principal, beginning on the Term Loan First Payment Date and continuing on first day of each month for such term thereafter; (ii) plus monthly payments of interest accrued on the total outstanding principal balance of the Term Loan for such term; and (iii) on the Termination Date, a final balloon payment of the outstanding principal balance of the Term Loan plus interest accrued thereon. For example, if Borrower has borrowed the aggregate sum of $10,000,000 and such principal amount remains outstanding prior to January 2, 2008, then on or before January 2, 2008, Borrower shall convert such amount to a Term Loan for a term not to exceed 59 months from such Conversion Date. Thereafter, if Borrower borrows an additional sum in the aggregate amount of $15,000,000 and such principal amount remains outstanding prior to January 2, 2009, then on or before January 2, 2009, Borrower shall convert the $15,000,000 to a Term Loan for a term not to exceed 59 months from such Conversion Date.

After the earlier of (i) January 2, 2009, or (ii) the aggregate sum of Twenty-Five Million Dollars ($25,000,000) has been converted to one or more Term Loan(s), Borrower shall not be entitled to any advances under the Notes or this Agreement.

During the Term Loan when the Available Interest Rate is in effect and provided no Event of Default has occurred, then at any time upon fifteen (15) days’ prior written notice to Bank (the “Borrower’s Fixed Rate Notice”), Borrower may elect to fix the interest rate on the Notes at the SWAP Rate, at the election of Borrower as provided in the Borrower’s Fixed Rate Notice, provided, however, there shall be no change in the fixed amortization principal amount as provided above or the Termination Date (subject to the provisions of any Rate Management Agreement if the SWAP Rate is elected). If Borrower give Borrower’s Fixed Rate Notice and elects to so fix the interest rate, the Notes shall be appropriately amended to give effect thereto.

Notwithstanding anything in this Agreement or the Notes to the contrary, all interest accrued and unpaid, together with the principal amount unpaid, is due and payable on the earlier of: (i) the Termination Date; or (ii) the Maturity Date.

4.2 Documentation; Fees. Upon the conversion to the Term Loan, Borrower must pay any and all fees and expenses in connection with such conversion incurred by Bank in connection with the preparation of documents evidencing such conversion, including, but not limited to, attorney fees (which will be on a time and charges basis). However, Borrower understands and agrees that there shall be no further advances under the Equipment Loan on the Conversion Date.

5. RELEASE/DAMAGE PROVISION:

(a) Bank is not obligated to release its security interest in any item of Collateral prior to full payment of the Indebtedness, except upon terms and conditions satisfactory to Bank.

(b) Provided, however, Bank shall release its security interest in a specified item of Collateral either: (i) upon Borrower’s sale thereof, provided the sales proceeds received are applied and paid to Bank as a prepayment of the principal amount of the note related thereto (a “Collateral Sale Prepayment”), with the remainder, if any, retained by Borrower; or (ii) upon Borrower’s prepayment of the principal amount borrowed to purchase such item of Collateral (a “Collateral Release Prepayment”). If Borrower wishes to make a Collateral Release Prepayment, it must notify Bank of the items of Collateral that it wishes to release by making a Collateral Release Prepayment. Bank will then calculate the principal amount due for the Collateral

Release Prepayment, and Borrower must pay this amount. Bank will then release its lien on the Collateral for which a Collateral Release Prepayment is made. Under this Agreement, “Collateral Prepayment” means a Collateral Sale Prepayment or a Collateral Release Prepayment. Collateral Prepayments shall not reduce the monthly payments of principal set forth in the Notes, and shall be applied in the inverse order of the date such principal payments are due in accordance with the Notes. In addition, in the event any item of Eligible Equipment is damaged and not replaced (without a money advance from Bank) or repaired to its full value existing prior to such damage, Borrower shall pay Bank, immediately, the balance of the amount advanced by Bank with respect to such item, and such payment shall not reduce the monthly payments of principal set forth in such note, and shall be applied in the inverse order of the date such principal payments are due in accordance with such note.

6. SECURITY FOR LOAN:

Borrower hereby grants to Bank a continuing security interest in the Collateral as security for all Indebtedness, as herein provided for, or as provided for in the Collateral Documents, and Borrower has executed and delivered to Bank, or will execute or have executed and delivered to Bank, the documents referred to below securing and/or pledging to Bank any and all interests the Borrower may have, now or hereafter, in any of the Collateral referred to in any of the following documents or instruments, and/or containing such other terms, covenants, agreements, representations, warranties and other matters as Bank may require, all of which are part of the Collateral Documents. The title to any item of Collateral, ownership of which is evidenced by a Certificate of Title, shall have the Bank’s lien noted thereon (or on an application therefor) and recorded with the governmental agency issuing such Certificate of Title, in accordance with Section 2.2 of this Agreement. Each Borrower acknowledges and agrees that all of the Notes shall be secured by a security interest in all of the Collateral owned by LGSI Indiana and LGSI Wyoming such that the Notes are “cross-collateralized.”

In addition, the Loan is subject to a Purchase and Sale Agreement of even date herewith between Logistics Insight Corp., a Michigan corporation, and Bank.

7. REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to Bank that:

7.1 Organization and Authority:

(a) LGSI Indiana is a solvent limited liability company and is organized and validly existing under the laws of the State of Indiana, has the corporate power to own its property and to conduct its business as is now being conducted, and is duly qualified, if required, to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, including, but not by way of limitation, the State of Michigan.

(b) LGSI Wyoming is a solvent corporation and is organized and validly existing under the laws of the State of Wyoming, has the corporate power to own its property and to conduct its business as is now being conducted, and is duly qualified, if required, to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, including, but not by way of limitation, the State of Michigan.

(c) Logistics Insight Corp. is a solvent corporation and is organized and validly existing under the laws of the State of Michigan, has the corporate power to own its property and to conduct its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, including, but not by way of limitation, the State of Michigan.

7.2 Capital Structure:

(a) Moroun Family Shareholders, directly or indirectly, own a majority of the outstanding voting and nonvoting shares of Logistics Insight Corp.

(b) Logistics Insight Corp. is the sole member of LGSI Indiana and sole shareholder of LGSI Wyoming.

(c) All shares of all classes of capital stock/membership interests issued, as applicable, are fully paid and non-assessable.

(d) Borrower does not have outstanding any other stock/membership interest or other equity security, or other instrument convertible to an equity security of Borrower, or any commitment, understanding, agreement or arrangement to issue, sell or have outstanding any of the foregoing.

7.3 Permissions: Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States, as well as any state or any foreign country in which it conducts business. The foregoing constitute all of the authorizations required by any Person for the operation of the Borrower’s business in the same manner as presently conducted, and as proposed to be conducted or conducted from and after the date hereof. All of the foregoing have been validly issued and are in full force and effect. To the best of the knowledge and belief of the Borrower, after due investigation, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which materially and adversely affects, or in the future may (so far as the Borrower can now reasonably foresee) materially and adversely affect, the rights of the Borrower.

7.4 Transactions Legal and Authorized: The execution, delivery and performance of this Agreement, the Collateral Documents and the other instruments and documents related thereto have been duly authorized by appropriate corporate action of the Borrower, and the execution, delivery and performance of this Agreement, the Collateral Documents and other instruments related thereto are not in contravention of its Articles of Organization/Incorporation or Operating Agreement/By-Laws, as applicable, or of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

7.5 Pending Litigation: No litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending, or threatened, the outcome of which could materially impair the financial condition of Borrower or its ability to conduct its business. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which might have consequences which would materially impair the business or properties of the Borrower.

7.6 Financial Statements/Reports/Certificates:

(a) Existing Financial Information: The financial statements furnished to Bank are true and correct and have been prepared in accordance with GAAP applied on a Consistent Basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations. There have been no material adverse changes in the condition of Borrower, financial or otherwise, subsequent to date of the most recent financial statement furnished to Bank.

(b) Future Financial Information: All financial information, statements, reports and certificates required by this Agreement including, but not by way of limitation, by Section 10 hereof will to the best knowledge of Borrower, be true and accurate.

7.7 Title to Collateral: Except for liens which shall be paid off from proceeds advanced under the Loan within ten (10) business days of such advance, Borrower has good and marketable title to the Collateral, subject to no liens, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind (other than in favor of Bank) and all Certificates of Title to Eligible Equipment which is Collateral hereunder, and books and records relating thereto, will be located at Borrower’s address above specified, unless disclosed to Bank from time to time in writing, prior to location in any other place. Borrower shall provide evidence acceptable to Bank of the release of such liens within five (5) business days following receipt of same.

7.8 Tax Returns/Taxes: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes which have become due pursuant to said returns or pursuant to any assessments of any nature whatsoever to the extent that such taxes have become due, or constitute a lien, on any of the assets of Borrower (or is protesting same in good faith). Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefor.

7.9 Restrictions: Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction (including, but not without limitation, any agreement among stockholders) or any order of any regulatory commission, board or agency which materially impairs its business, properties or assets, or its condition, financial or otherwise, and the execution and performance of this Agreement will not result in the creation of any encumbrance or charge upon any assets of the Borrower pursuant to the terms of any other agreement or instrument.

7.10 Eligible Equipment: Each item of Eligible Equipment, as of the date of the request for the Money Advance, meets the criteria therefor as herein set forth.

7.11 Non-Reliance: The Bank has not undertaken to advise Borrower with respect to the adequacy of the financial accommodations herein set forth, but the financial accommodations are solely the decision of the Bank as to the type and amount of credit it is willing to extend and Borrower has made the decision, exclusive of any statements of the Bank, or any of its officers or employees, to accept the same without inducement and/or reliance upon the Bank and/or any of its officers and employees.

7.12 Full Disclosure: Neither this Agreement nor any written statement furnished by or on behalf of the Borrower to Bank in connection with the negotiation or the making of the Loans contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to the Borrower or the business of Borrower which the Borrower has not disclosed to Bank, which materially and adversely affects, nor as far as the Borrower can now foresee, will materially and adversely affect any of the properties, business, prospects, profits or conditions (financial or otherwise) of the Borrower, or the ability of the Borrower to consummate the transactions or perform and carry out its obligations and undertakings contemplated or provided in this Agreement. It is understood that the Borrower does not purport to make any representation or warranty with respect to general economic conditions or matters of general application to its industry (including any proposed or pending changes in statutes or regulations pertaining to its industry generally).

7.13 Patents, Trademarks, Franchises, Agreement, Etc.: On the date of execution hereof and hereafter, the Borrower will own or possess all patents, trademarks, service marks, trade names, copyrights, and/or valid and enforceable licenses and other rights with respect to the foregoing, necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights of others and, in each case, free of any lien which is not a Permitted Encumbrance.

7.14 No Defaults: No Event of Default exists on the date hereof.

7.15 Survival and Continuation: All representations and warranties contained in this Agreement or any of the Collateral Documents shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify Bank, in writing, if any of the foregoing are or have become untrue.

8. AFFIRMATIVE COVENANTS:

Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefor exist under this Agreement and until all indebtedness due Bank is paid in full, it will:

8.1 Payments of Principal and Interest on Indebtedness: Pay the principal amount of each Money Advance and accrued interest thereon when due in accordance with the terms of the Notes, whether by acceleration or otherwise, and have no Money Advances outstanding hereunder contrary to any provisions, limitations or restrictions hereof.

8.2 Performance of Obligations: Perform all of the obligations and covenants of Borrower as required by this Agreement and the Notes, and maintain and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made, as true and accurate.

8.3 Maintenance of Existence: Maintain its corporate existence and all rights, licenses, leases, agreements and franchises necessary to continue the operation of its business in the same manner as of the date of execution hereof; provided, however, that the Borrower may be merged with its sole shareholder or a subsidiary thereof provided it gives Bank written notice thereof within forty-five 45 calendar days thereafter.

8.4 Information: Furnish promptly and in a form satisfactory to Bank, such information as Bank may reasonably request, from to time, and after 5 calendar days prior written notice to Borrower to permit a representative of Bank access to any of its premises.

8.5 Notification of Disputes: Notify Bank promptly of any claim adverse to, litigation, or administrative or tax proceeding, or other action threatened or instituted against the Borrower or any property of Borrower or any other material matters which is not fully covered by insurance which could materially adversely impair the Borrowers financial condition or its ability to conduct its business including, but not limited to, any inquiry or proceedings initiated by any state, federal or foreign regulatory agency. For the purposes of this Agreement, such claims, litigation, proceedings, matters, actions or inquiries (“Claims”) shall not be deemed to be material and adverse if the aggregate sum in dispute for all Claims is less than $3,000,000.00. Notwithstanding the foregoing to the contrary, Borrower must notify Bank as provided above in the event of tax claims or proceedings in which the aggregate amount in dispute is more than $1,000,000.00.

8.6 Payment of Taxes:

(a) Pay when due all FICA taxes and all withheld federal, state and/or city income taxes, and notify Bank promptly in the event of its failure to make any such payment when due.

(b) Pay all other taxes, assessments, and other governmental charges to which Borrower or the property of same is or shall be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower shall have established such reserve with respect thereto as shall be required by sound accounting principles, provided that any such tax, assessment charge or levy shall be paid forthwith (under protest) upon the commencement of proceedings to foreclose any liens securing the same or upon institution of distraint proceedings, and further provided the Borrower shall in any case involving a contested payment due from the Borrower in excess of $1,000,000.00 give notice in writing thereof to Bank.

8.7 Payment of Expenses: Pay all reasonable expenses incurred by Bank with respect to consummating this Agreement, including reasonable attorney fees and expenses incurred in perfecting Bank’s security interests on a time and charges basis.

8.8 Insurance: Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law and as may be required by Bank. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Bank. Borrower will keep the Collateral insured (including self-insurance) against loss or damage to the same extent as is usual with corporations in similar businesses. Borrower may comply with such provision by causing any lessee of any of the Collateral to provide such insurance at such lessee’s expense. Any such insurance shall insure against substantial risk of damage, destruction or theft in an amount which is satisfactory to Bank, with loss payable to Bank as its interest may appear, and Borrower will deliver certificates of insurance representing all such insurance policies, if any, to Bank upon request. In the event any insurance proceeds shall be payable to Borrower, or otherwise become available, as a result of a casualty to any Collateral, all such proceeds shall be the property of Bank and applied to the Indebtedness due Bank, unless Borrower or other insured Person desires to use such proceeds to fund the cost of restoration or repair of such Collateral and, in such event, Bank shall allow the use of such proceeds to fund the cost of repair or restoration, provided that if such proceeds are insufficient to replace or restore the Collateral so damaged to the condition prior to the existence of the casualty giving rise to the payment of such proceeds, then Borrower shall produce evidence of its ability to fund such costs of restoration and repair in excess of the proceeds.

8.9 Compliance with Laws: Continue at all times to substantially comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower’s business, property or affairs to the extent necessary to comply with Section 8.3.

8.10 Environmental Laws Compliance/Notices/Indemnity. Comply with all Environmental Laws applicable to Borrower’s business. Borrower agrees to notify Bank, not later than 10 days after Borrower’s receipt, of any summons, notice, lawsuit, citation, letter, or other communication received by Borrower from any Federal, State, or local agency or unit of government, or any other Person, which asserts Borrower is in violation of any Environmental Laws. Borrower agrees to indemnify and hold Bank harmless from all violations of any Environmental Laws, which indemnity shall include all costs and expenses incurred by Bank, including reasonable attorney fees (which will be on a time and charges basis), which are related to any violation of any Environmental Laws, whether or not the Indebtedness has been paid at the time any proceeding, claim, or action is instituted against Bank. Borrower further agrees Bank may at any time, following a Matured Event of Default at Borrower’s cost and expense, hire, or require Borrower to hire, and provide Bank with an environmental audit prepared by an independent environmental engineering firm acceptable to Bank to confirm the continuing truth and accuracy of Borrower’s environmental representations and warranties.

8.11 Continuation of Business: Maintain and conduct its business in substantially the same manner in which such business is presently conducted.

8.12 Preservation of Collateral: Maintain, and/or cause any other Person leasing any of the Collateral to maintain, and preserve and keep the Collateral and every part thereof, in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions, improvements and such maintenance thereto, so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall, upon request, immediately deliver to Bank evidence of ownership and/or certificates of title relative to Collateral and shall place on or otherwise identify the Collateral with such marks or other methods of identification sufficient to give notice of Borrower’s ownership thereof.

8.13 ERISA: Comply in all material respects with the requirements of the Employee Retirement Income Security Act of l974, as now and hereafter amended (“ERISA”), together with all regulations issued pursuant thereto, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; notify Bank immediately of any fact, including, but not limited to, any “reportable event” (as defined in Title IV of ERISA) arising in connection with any of its Plans, that might be grounds for termination thereof by the Pension Benefit Guaranty Corporation (PBGC) or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if requested by Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and furnish to Bank, upon its request, any additional information concerning any of its Plans that Bank may reasonably request.

8.14 Notice of Event of Default: Borrower shall immediately upon becoming aware of any Event of Default, give written notice thereof to Bank, specifying the nature and period of existence thereof, and what action the Borrower is taking or proposes to take with respect thereto, but such notice shall not cure the existence thereof or prohibit Bank’s action arising therefrom.

8.15 Financial Information/Reports: Borrower shall within the time periods specified (and if no time period is specified, 10 Business Days shall be deemed the time period) deliver to Bank, all financial information, reports, certificates, notices and other information herein required of Borrower, pursuant to any provision of this Agreement.

8.16 Financial Covenants: Maintain an Indebtedness to Net Worth of not more than 2.00 to 1.00, which shall be measured on an aggregate basis of Borrower and Logistics Insight Corp. The covenant will be tested as of the end of each fiscal year.

For purposes of this Agreement, “Indebtedness” is defined as all indebtedness for borrowed money other than indebtedness which is owed to Bank.

For purposes of this Agreement, “Net Worth” shall mean the total of the capital stock (less treasury stock), paid-in capital surplus, general contingency reserves and retained earnings (deficit) of Borrower and Logistics Insight Corp. as determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all inter-company items between Borrower and Logistics Insight Corp. not incurred in ordinary course of business and all amounts properly attributable to minority interests, if any, in the stock and surplus of any subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of Borrower and Logistics Insight Corp.:

i)	All deferred charges (less amortization, unamortized debt discount and expense and corporate organization expense;

ii)	The amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

iii)	Any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

8.17 Depository Relationship: Borrower shall, within six (6) months after the date hereof, maintain their general depositary relationships with Bank (so long as the Bank’s depository services and fees are competitive).

9. NEGATIVE COVENANTS:

Borrower covenants and agrees, that so long as any Money Advance is outstanding under this Agreement, and until all Indebtedness due Bank is paid in full, it will not:

9.1 Event of Default: Permit any Event of Default to occur.

9.2 Acquisitions/Merger: Except between and/or among Borrower and any Affiliates and Moroun Family Shareholders, and subject to Section 9.10 hereof, purchase or acquire obligations or stock of, or any other interest in, any Person, or purchase all or substantially all of the assets of any Person without the prior written consent of Bank, but no obligation of Bank to consent thereto shall be implied herefrom.

9.3 Negative Pledge: Create, assume or otherwise suffer to exist any mortgage, pledge or other encumbrance, or claim therefor, upon any of Borrower’s assets, now owned or hereafter acquired, except for purchase money security interests incurred in the ordinary course of business.

9.4 Loans/Liabilities: Make a loan to, or incur or assume any liability as guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of, any other Person except for employees, Moroun Family Shareholders and Affiliates in the ordinary course of business provided such amount with respect to Affiliates and Moroun Family Shareholders shall not exceed $5,000,000.00 Dollars in the aggregate at anytime, provided that any such loans are subordinated to Bank. Notwithstanding the foregoing, loans or liabilities that may be deemed to have occurred as a result of Borrower’s use of bank sweep accounts shall not be in violation of this covenant.

9.5 Disposition of Assets: Voluntarily or involuntarily sell, convey, lease or otherwise dispose of any portion of its Collateral, except pursuant to Section 5 hereof. Provided however, Borrower may (a) lease the Equipment to an Affiliate upon terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm’s length, or (b) transfer all of part of the Equipment to a wholly owned subsidiary of a Borrower or Logistics Insight Corp. (“Subsidiary”) so long as the Subsidiary provides Bank with an executed Acceptance Certificate in the form attached hereto as Exhibit A (“Acceptance Certificate”).

9.6 Distributions: Make in any fiscal year, directly or indirectly, any disbursements or distributions, in money or otherwise, other than salary and bonuses, to any stockholders, officers or directors, which are not paid out of current earnings and profits.

9.7 Transactions with Affiliates: Enter into any transaction with any Affiliates or Moroun Family Shareholders, except on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm’s length.

9.8 Management Services: Enter into any contract for personal services or obtaining management or special consulting or advisory services other than in the ordinary course of business.

9.9 Other Obligations: Incur any other additional obligations by way of loans from any other person or lender except purchase money loans and loans to refinance purchase money loans, and further except for loans from its sole shareholder or Affiliates, without the prior written consent of Bank, but no obligation of Bank to consent thereto shall be implied herefrom.

9.10 Change in Ownership: Suffer or permit any change in the ownership of Borrower, the results of which are that the Moroun Family Shareholders do not directly or indirectly have a majority interest in Borrower.

9.11 Default in Payment: Default in any payment of the principal of or interest on the Indebtedness to Bank when and as the same shall have become due and payable, whether at maturity, by acceleration or otherwise.

9.12 Judgment:

(i) Suffer or permit any judgment, decree or order in excess of $3,000,000.00 Dollars not fully covered by insurance to be entered by a court of competent jurisdiction against Borrower, unless such judgment, decree or order is: (i) paid pursuant to court order or settlement thereof; or (ii) appealed by Borrower, if pursuant to such appeal, the judgment, decree or order is stayed pending resolution of the appeal.

(ii) Suffer or permit any writ or warrant of attachment or any similar process to be filed against Borrower or against any property or asset of Borrower.

(iii) Borrower must send Bank written notice of an event described in this Section 9.12 within 2 business days of occurrence of such event.

9.13 Insolvency: Become insolvent or admit, in writing, its inability to meet its obligations as they mature; or Borrower shall be adjudicated bankrupt, or apply for the appointment of a trustee, receiver or custodian for or of any portion of its properties, or if any such trustee or receiver shall be appointed, and if appointed in a proceeding brought against Borrower, Borrower, by any action, shall indicate its approval of, consent to or acquiescence in such appointment, or if any such trustee or receiver shall not be discharged within 45 days; or any proceedings shall be commenced by or against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the United States or any state thereof, and if such proceeding shall be instituted against Borrower, Borrower shall, by any action, indicate its approval of, consent to, or acquiescence therein, or that the same shall remain undismissed for 45 days.

9.14 ERISA Plans: Become a contributing employer with respect to a multi-employer benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C. 1002), as amended, by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980; or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.

10. BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

Borrower covenants and agrees, that so long as any Money Advance is outstanding under this Agreement. and until all Indebtedness due Bank is paid in full, it will keep proper books of accounts; and:

10.1 Quarterly Statements: Furnish to Bank, on a consolidated basis of Borrower and Logistics Insight Corp., quarterly management prepared financial statements, balance sheets, and profit and loss statements with respect to each fiscal quarter of each fiscal year for the quarter then ended, which shall be deemed to be certified as having been true. Such reports shall set forth the financial condition of Borrower and Logistics Insight Corp. for each such fiscal quarter of Borrower and Logistics Insight Corp. and shall be delivered to Bank no later than 90 days after the end of each such fiscal quarter of Borrower. In addition, Borrower shall deliver to Bank with each such quarterly financial statement, a schedule, as of the end of each such fiscal quarter, certified by the president or other senior officer of Borrower, of any Eligible Equipment additions or deletions not previously reported to Bank, which as to an addition has the Bank’s lien noted on the Certificate of Title applicable thereto

10.2 Annual Statements: Borrower shall provide Bank with annual consolidated audited financial statements of the Linc Logistics Company, a Michigan corporation, (which include Borrower and Logistics Insight Corp.) prepared by a certified public accountant acceptable to Bank, setting forth with detail Linc Logistics Company true condition as of the end of its fiscal years no later than 180 days after the end of each of its fiscal years.

10.3 Additional Information: All of the statements of Borrower required by Section 10.2 shall contain (unless indicated to the contrary below):

(i) a balance sheet dated as of the close of the applicable period;

(ii) income statements for the period;

(iii) capital account reconciliations (under Section 10.2 only); and

(iv) source and application of funds (under Section 10.2 only).

10.4 Certification: Borrower’s delivery to Bank of each set of financial statements (and such supplementary information as Borrower deems appropriate) pursuant to Section 10.1, shall constitute a certification to the effect that such financial statements (coupled with such supplementary information provided by Borrower) set forth the information required in order to establish whether the Borrower was in compliance with the requirements set forth in Section 8.16 of this Agreement as of the end of the period covered by the financial statement then being furnished.

10.5 Accountant’s Statements: Each set of financial statements delivered to Bank by Borrower pursuant to Section 10.2 shall contain the opinion of the accountants preparing such financial statements stating that such financial statements fairly present the financial condition and the results of operations of the Borrower as of the end of and for such period and have been prepared in accordance with GAAP applied on a Consistent Basis (except for changes in application which are disclosed in such report and with which such accountants concur) and that the examination of such accountants in connection with such report has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. Each set of financial statements delivered pursuant to Section 10.2 shall be accompanied by consolidating information in accompanying schedules presented for the purpose of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information will be subjected to the procedures applied in the audit of the consolidated financial statements and shall be, in the opinion of the accountants preparing such statements, fairly stated in all material respects in relation to the consolidated financial statements as a whole. Consolidating schedules shall include balance sheet and income statement. Schedules shall include Logistics Insight Corp., its subsidiaries presented separately, a column which will include all other companies covered by the financial statements referenced in Section 10.2, and an eliminations column along with a consolidated total column.

10.6 Inspection of Books and Records: (i) Upon the occurrence of any Event of Default or (ii) if Bank reasonably requests, Borrower authorizes Bank prior to a default upon 5 Business Day’s prior notice to Borrower, the right to inspect Borrower’s books, records and papers while in the custody of Borrower or under the custody and control of others, and Bank shall have the right to have Borrower make copies, and abstracts thereof, provided, however, that Bank shall not disclose any information concerning Borrower, its sole shareholder, Moroun Family Shareholders or any Affiliate obtained thereby to any third person or entity, except (x) as necessary or appropriate in connection with the enforcement of any of Bank’s rights hereunder, (y) as required by law, or (z) as directed by any court of competent jurisdiction provided that Bank gives to Borrower telephonic notice of the receipt of any request of any of the forgoing with written confirmation to Borrower by facsimile and overnight courier service, unless Bank is prohibited by law from providing such notice.

11. NOTICE OF DEFAULT:

11.1 Required Notice of Default: Bank shall be required to give Borrower a Notice of Default with respect to any Event of Default except as provided in Section 11.2, and Borrower shall be allowed to cure such Event of Default within the applicable Cure Period.

11.2 No Required Notice of Default: Bank shall not be required to give Borrower a Notice of Default with respect to any Event of Default which could result in the Bank lien and security interests as herein provided for being materially impaired.

11.3 Commercially Reasonable: Borrower agrees that the Cure Periods shall respectively constitute commercially reasonable notice.

12. REMEDIES IN EVENT OF DEFAULT:

If a Matured Event of Default exists, the Bank shall have the following rights and remedies, provided further that the rights and remedies contained herein or otherwise available shall be cumulative and not exclusive, and Bank shall have the right to exercise any and all other rights and remedies which may be available, whether contained in this Agreement, the Notes, or available by virtue of law, including the Uniform Commercial Code or other similar laws or statutes applicable, or contained in any other instruments or agreements between the Bank and the Borrower and/or any other Person and any such action by Bank shall not serve to release or discharge any other security, property or Collateral held by Bank in connection with this transaction.

12.1 Acceleration: All Indebtedness shall accelerate without notice or demand, and immediately be due and payable, without presentation, notice or demand, notwithstanding the maturity or due date therein to the contrary.

12.2 Access to Premises: Bank or any of its agents or representatives may enter the premises of Borrower or any other place where the books and records of Borrower may then be kept and maintained, or Collateral maintained, and remove therefrom copies all such books, records and information relating to Collateral including, but without limitation, the Certificate(s) of Title with respect to the Collateral, to the premises of Bank or any agent of the Bank, for such time as Bank may desire in order to effectively collect and liquidate the Collateral. Upon demand by Bank, Borrower shall assemble the Collateral and make it available to Bank at a time and place to be designated by Bank.

12.3 Appointment of Receiver: Bank shall be entitled, to the extent provided by law, to the appointment of a receiver of the Collateral, and of the rents and profits derived therefrom. This appointment shall be in addition to any other rights, relief or remedies afforded Bank. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell any and all Collateral of the Borrower for the benefit of Bank pursuant to provisions of Michigan law and the Uniform Commercial Code of Michigan.

12.4 Injunctions: Borrower acknowledges that upon the occurrence of a Matured Event of Default, no remedy at law will provide adequate relief to Bank. Thus, Bank is entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages.

12.5 Expenses: Borrower shall pay to Bank, within a reasonable time following demand, any and all expenses, including reasonable attorneys fees and legal expenses on a time and charges basis, and outside consultant’s fees on a time and charges basis, reasonably incurred or paid by Bank in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement. Bank shall apply the net proceeds of any sale, other disposition or holding of Collateral, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or collecting or in any way relating to the rights of Bank hereunder, to the payment of any portion of the Indebtedness, in whole or in part, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and ascertainment by Bank of any other amounts required by any existing or future provision of law, need Bank account to Borrower for surplus, if any. Borrower shall remain liable to Bank for the payment of any deficiency of any Indebtedness, together with interest thereon, until paid. Bank shall not be required to proceed against any other party, or against any other security for any Indebtedness or pursue any other right or remedy hereunder, or under any other instrument or agreement, but all such rights and remedies shall be cumulative and in addition to all other rights and remedies of Bank.

12.6 Certificate of Title: At such time as all prior liens have been released and new certificates of title reflecting Bank’s lien have all been issued as provided in this Agreement, Borrower shall deliver to Bank, within three (3) business days following demand, the original Certificates of Title for any Equipment purchased in Title Holding States.

12.7 Enforcement of Rights: Bank shall be entitled to enforce its rights hereunder and to avail itself of said other security interests, Collateral and assets, simultaneously or successively, in such order and priority as Bank shall determine, and all such security interests, Collateral, rights and remedies shall continue in full force and effect until the Indebtedness of the Borrower shall be satisfied in full, and no one or more of such actions shall be deemed an election of remedies.

13. NOTICES:

Any notice or demand, which by any provision of this Agreement is required or provided to be given or served to or upon Borrower, shall be given to Borrower for all purpose by being sent by facsimile with a copy sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, addressed to Borrower, attention H. E. Wolfe, with a copy to David Crittenden at the address hereinabove set forth, or at such other address as shall be designated by Borrower to Bank in writing, and any such notice shall be given to Bank, for all purposes. by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, to Bank’s address above, or at such other address as Bank may designate to Borrower in writing.

14. TERMINATION:

Bank may terminate this Agreement and its obligations hereunder upon the occurrence of a Matured Event of Default. Provided this Agreement is not terminated earlier because of a Matured Event of Default, this Agreement terminates on the Termination Date. All of the Borrower’s obligations, duties, promises, covenants, representations or warranties under this Agreement and the Borrower or others’ obligations, duties, promises, covenants, representations or warranties under the Collateral Documents, continue and remain in full force and effect after the Termination Date until the Indebtedness is paid in full. Upon termination, the Indebtedness, the Notes, Money Advances, Loan(s), and all other obligations due Bank from Borrower, are then immediately due and payable.

15. CONDITIONS PRECEDENT TO ADVANCES AND ACCEPTANCE CERTIFICATE:

15.1 Conditions Precedent to Money Advances: The obligation of the Bank to make Money Advances is subject to all the conditions and requirements of this Agreement and delivery of the following required documents or other action, all of which are conditions precedent:

(a) Corporate Status: A Certificate of Good Standing of Borrower certified by the state of its incorporation/organization to the effect that the Borrower is in good standing in such state.

(b) Resolutions: Certified resolutions of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if proceeds are to be paid to a Person other than Borrower.

(c) Certified Documents: A true copy, as of the date of execution hereof, of the Articles of Incorporation/Organization, By-Laws/Operating Agreement and Shareholder/Member List of the Borrower, including all amendments to the foregoing, certified to by the secretary/authorized representative of the Borrower and a certified list of all names under which Borrower has or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

(d) Opinion of Counsel: The opinion of counsel for the Borrower, dated as of the date of the closing, satisfactory in form and substance to Bank’s designated counsel, to the following effect:

(i) The Borrower and Logistics Insight Corp. are validly organized/incorporated and in good standing under the laws of the state of its organization/incorporation; and

(ii) All documents incident hereto including the Loan and Security Agreement, Promissory Notes, and Collateral Documents have been duly executed by the party so executing and delivered by the Borrower and/or Logistics Insight Corp., and constitute full, valid and binding obligations of such parties, enforceable in accordance with their respective terms, except that such counsel need not express any opinion as to the extent that enforcement of such documents may be limited by law, including bankruptcy, insolvency or other similar laws affecting creditor’s rights generally.

(e) Compliance: Borrower and Logistics Insight Corp. shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Agreement or Purchase and Sale Agreement, as applicable, which are binding upon them.

(f) Absence of Event of Default: There shall exist no Event of Default as herein defined.

(g) Continuation of Representations and Warranties: The representations and warranties herein contained shall be true and correct.

(h) Confirmation of Conditions Precedent: Borrower shall be in compliance with and able to confirm all the foregoing conditions precedent with the same effect as though such conditions precedent were requirements to the making of any Money Advance contemplated herein.

15.2 Conditions Precedent to Acceptance Certificate: The obligation of the Bank to accept an Acceptance Certificate is subject to delivery of the following required documents or other action, all of which are conditions precedent:

(a) Acceptance Certificate. Bank shall have received a fully executed Acceptance Certificate and Subsidiary shall have complied and shall then be in compliance with all the terms, covenants and conditions as provided therein.

(b) Corporate Status: A Certificate of Good Standing of Borrower and Subsidiary certified by the state of its incorporation or organization, as applicable, to the effect that each is in good standing in the state of its incorporation/organization.

(c) Resolutions: Certified resolutions of Borrower and Subsidiary authorizing the conveyance of the Collateral and stating the consideration, if any, for such conveyance.

(d) Certified Documents: A true copy, as of the date of the Acceptance Certificate, of the Articles of Incorporation/Organization, By-Laws/Operating Agreement and Shareholder/Member List of the Borrower and Subsidiary, including all amendments to the foregoing, certified to by the secretary/authorized representative of each entity and a certified list of all names under which each entity has or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

(e) Compliance: Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it.

(f) Absence of Event of Default: There shall exist no Event of Default as herein defined.

(g) Continuation of Representations and Warranties: The representations and warranties herein contained shall be true and correct.

16. MISCELLANEOUS:

16.1 Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the Borrower and Bank and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower shall not be permissible.

16.2 Delay/Waiver:

(a) No delay or failure of Bank in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Bank at any time to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Bank’s right at any time, before or after any event of default, to demand strict adherence to the terms of this Agreement or the Collateral Documents.

(b) Borrower hereby acknowledges that any original Certificates of Title held by Borrower are being held for the benefit of Bank. The failure of Bank to hold the original Certificates of Title shall not be deemed as a waiver of any right, remedy, power or privilege available to Bank. Borrower agrees that the validity and enforceability of this Agreement shall not be impaired or affected by any failure of Bank to hold the original Certificates of Title.

16.3 Incorporation by Reference: The Collateral Documents are incorporated herein by reference for all purposes (including MCLA 556.132), and in the event any provision thereof is inconsistent with the provisions of this Agreement, then this Agreement shall be deemed paramount unless the rights and remedies of the Bank would be adversely affected or diminished thereby.

16.4 Applicable Law: This Agreement and the Collateral Documents shall be interpreted, and the rights of the parties hereunder shall be determined, under the laws of the State of Michigan.

16.5 Survival: All representations and warranties contained herein, in the Collateral Documents, or in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement.

16.6 Further Assurances: Borrower, from time to time, upon written request of Bank, will make, execute, acknowledge and deliver all such further and additional instruments and take all such further action as may reasonably be required, to carry out the intent and purpose of this Agreement and to provide for the payment of the Loan, Notes, borrowings and Money Advances, according to the intent and purpose herein and therein expressed.

16.7 Release: Except for the gross negligence of Bank, Borrower hereby releases Bank from any indirect or consequential damages suffered by the Borrower as a result of Bank’s negligence in performing its obligations hereunder.

16.8 Complete Agreement: This Agreement, together with the Collateral Documents, incorporates and/or contains the entire agreement of the parties hereto with respect to the subject matter hereof and none of the parties shall be bound by anything not expressed in writing.

16.9 Invalidity: Should any part, term or provision of this Agreement be by the courts decided to be illegal or in conflict with any law of the State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected thereby.

16.10 Amendment: This Agreement and the Collateral Documents may only be amended, modified or extended by written instrument executed by Bank and Borrower.

16.11 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement the day and year first appearing above.

Bank:		Borrower:

FIFTH THIRD BANK,		LGSI EQUIPMENT OF INDIANA, LLC,
a Michigan banking corporation		an Indiana limited liability company

/S/ WILLIAM SCHUSTER		/S/ H. E. WOLFE
By:	William Schuster	By:	H. E. Wolfe
Its:	Vice President	Its:	President
LGSI EQUIPMENT, INC. OF WYOMING,
a Wyoming corporation

/S/ H. E. WOLFE
		By:	H. E. Wolfe
		Its:	President

EXHIBIT A

ACCEPTANCE CERTIFICATE

([insert name of entity])

To: Fifth Third Bank (“Lender”)

The undersigned, being a wholly-owned subsidiary of Logistics Insight Corp., a Michigan corporation, may hereafter receive title to certain property which is Collateral (as defined in the Loan Agreement hereinafter referenced) (“Property”) from Logistics Insight Corp. pursuant to an instrument of conveyance, a copy of which shall be provided to Lender in accordance with the Loan Agreement. The Property was or will be purchased by LGSI Equipment of Indiana, LLC and LGSI Equipment, Inc. of Wyoming by the use of Money Advance(s) (as defined in the Loan Agreement), evidenced by the Notes hereinafter referenced. In connection therewith, the undersigned agrees with Lender as follows.

It has received a copy of the Loan and Security Agreement between Lender and LGSI Equipment of Indiana, LLC and LGSI Equipment, Inc. of Wyoming dated December 18, 2006, as the same may be amended (“Loan Agreement”), and the Promissory Note dated December 18, 2006, executed by LGSI Equipment of Indiana, LLC and Promissory Note dated December 18, 2006, execute by LGSI Equipment, Inc. of Wyoming, and any other Notes(s) (as defined in the Loan Agreement), evidencing the advances that were used to finance the acquisition of the Property by LGSI Equipment of Indiana, LLC and LGSI Equipment, Inc. of Wyoming (collectively, the “Loan Documents”).

It is aware of, and accepts all items of Property from time to time, subject to the lien of the Lender, which lien it acknowledges, represents and warrants is a valid, enforceable, first, prior and perfected security interest and lien priority with respect thereto. The undersigned joins in the granting of the security interest in such Property to Lender as set forth in Section 6 of the Loan Agreement.

It will not further assign, transfer or convey any items of Property, or any portion thereof, to any person or entity that is not Logistics Insight Corp. or another wholly-owned subsidiary of Logistics Insight Corp., unless the undersigned again obtains an acceptance certificate substantially consistent herewith, or pursuant to a lease (as referred to in the Loan Agreement).

It will not grant, permit or suffer any other lien, security interest or encumbrance upon any item of Property, or any portion thereof.

It acknowledges that Lender has no obligation to release its lien on any item of Property except in compliance with Section 5 of the Loan Agreement, or if all indebtedness under the Loan Agreement is paid in full.

It accepts all items of Property subject to all other terms and conditions of the Loan Documents, including, but not by way of limitation, the Lender’s rights and remedies provided for by law and/or the Loan Documents. In connection therewith, the undersigned specifically acknowledges and agrees that its rights are subject to, and subordinate to, the Lender’s rights as a secured creditor with respect to the Property, and that upon a Matured Event of Default (as defined in the Loan Agreement) Lender shall have the right to enforce its rights and remedies as provided in Section 12 of the Loan Agreement.

At the time of the conveyance of the Property, the undersigned shall: (i) properly note the lien of the Lender on the application for the Certificate of Title (as defined in the Loan Agreement) for each such item of Property transferred; and (ii) provide proof of the notation of Lender’s lien on the Property in the form of a photocopy of the application for Certificate of Title, which must be mailed to Lender on the date on which such application for Certificate of Title is submitted to the governmental agency processing such application. Upon reasonable notice to the undersigned and during normal business hours, Lender may inspect the undersigned’s records pertaining to Certificates of Title and applications for Certificates of Title pertaining to Property. The undersigned shall mail Lender photocopies of the Certificates of Title for Property that it receives from governmental agency issuing such Certificates of Title within 2 business days of receipt of same. Provided, however, that if the ownership of the Property is not customarily evidenced by a Certificate of Title, then Lender’s lien on such non-titled Property shall be evidenced by a UCC-1 Financing Statement which Lender is authorized to file after review and approval by the undersigned, which approval shall not be unreasonably withheld, delayed or conditioned.

It shall comply with the terms and conditions of Sections 8.8 (Insurance) and 8.12 (Preservation of Collateral) of the Loan Agreement as such provisions relate to the Property.

WITNESS:	[insert name of entity]

By:

Its:

Accepted:
FIFTH THIRD BANK

By:
Its:

STATE OF MICHIGAN	)
)ss.
COUNTY OF	)

The undersigned being duly sworn and known to me to be the                      of                     , a             , and wholly-owned subsidiary of Logistics Insight Corp., on this      day of             ,         , executed the foregoing instrument.

, Notary Public,
County, Michigan
Acting in County
My Commission Expires: